Purchase contract

Party A:
Address:
Legal representative:
Party B:
Address:	Tel:
Legal representative:

In consideration of the mutual promises contained and intending to be PRC law legally bound hereby, the parties agree to enter the contract.

1. Name, size, quantity, price, delivery date: the details of the product to be purchased will be specified by sample and ordering lists

2. Quality standard: Must be executed based on PRC regulation

3. Delivery date, place and shipping fee:  Party A will responsible for it

4. Settlement time and payment method:  Monthly pay

5. This contract should effective from signature date upon signature with sealed by both parties. Either of the parties are not allowed to modify or terminate, and if modified or terminated, shall be subject to the agreement of both parties, and both shall sign a side agreement.

6. Any of the Parties breach the contract during execution period, a written lawsuit, mediation request, and arbitration request should be submitted to contract arbitration department in accordance with PRC contract law

7. This Agreement is in two originals, each party holds one.

8. This agreement will be effective from _________ to _________.

Party A:	Party B:
Signature:	Signature
Date:	Date: